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                                                                    EXHIBIT 12.1

                              TRANSMETA CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (AMOUNTS IN THOUSAND OF DOLLARS)

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
                                                                                                                      Three
                                                                                                                      months
                                                                                                                      ended
                                                                 Year Ended December 31,                             March 31,
                                        -----------------------------------------------------------------------    -----------
                                            1998           1999           2000           2001           2002           2003
                                        -----------    -----------    -----------    -----------    -----------    -----------
Pretax income / (loss) from
    continuing operations               $    (8,090)   $   (40,589)   $   (97,705)   $  (171,251)   $  (109,966)   $   (20,041)
                                        -----------    -----------    -----------    -----------    -----------    -----------

Fixed charges:
    Interest expense                          1,154          1,952          1,666          1,060            601            124
    Amortized discounts related to
      indebtedness                                -            218         10,416         17,556         11,392          2,640
                                        -----------    -----------    -----------    -----------    -----------    -----------
Total fixed charges                     $     1,154    $     2,170    $    12,082    $    18,616    $    11,993    $     2,764
                                        -----------    -----------    -----------    -----------    -----------    -----------

Pretax income / (loss) from
    continuing operations plus fixed
    charges                             $    (6,936)   $   (38,419)   $   (85,623)   $  (152,635)   $   (97,973)   $   (17,277)
                                        -----------    -----------    -----------    -----------    -----------    -----------

Ratio of earnings to fixed charges                -              -              -              -              -              -

Deficiency                              $     6,936    $    38,419    $    85,623    $   152,635    $    97,973    $    17,277
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